UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2008

VCG Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-32208	84-1157022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

390 Union Boulevard, Suite 540
Lakewood, Colorado	80228
(Address of Principal Executive Offices)	(Zip Code)

(303) 934-2424

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

VCG Holding Corp., a Colorado corporation (the “Parent”), is filing this Current Report on Form 8-K/A to amend its Current Report on Form 8-K filed on February 14, 2008 (the “February Form 8-K”) by providing certain information omitted from the February Form 8-K pursuant to the Parent’s request for confidential treatment submitted to the U.S. Securities and Exchange Commission simultaneously with the filing of the February Form 8-K and subsequently withdrawn by the Parent. The omitted information consisted of information that would enable a reader to identify the parties to, and the target of, the transaction disclosed in the February Form 8-K. On June 5, 2008, the Parent terminated all of the agreements that it entered into on February 14, 2008 for the acquisition disclosed in the February Form 8-K, as reported in the Parent’s Current Report on Form 8-K filed on June 11, 2008.

The information previously omitted from the February Form 8-K that is required to be disclosed under Item 1.01 of the February Form 8-K includes the following (using the defined terms from the February Form 8-K):

•	the name of the “Sub” is VCG-BD LLC, a Texas limited liability company and a wholly-owned subsidiary of the Parent;

•	the name of the “Target” is 2640 W. Woodland, Inc., a Texas corporation;

•	the name of the “Seller” is Duncan Burch; and

•	the “Business” is the Baby Dolls adult nightclub located in Dallas, Texas.

Item 1.01	Entry into a Material Agreement.

Please refer to the “Explanatory Note.”

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the “Explanatory Note.”

Item 8.01	Other Events.

Please refer to the “Explanatory Note.”

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Identification of Exhibits	Comment

2.1	Agreement of Merger	Filed herewith.

10.1	Agreement and Plan of Reorganization	Filed herewith.

10.2	Covenant Not to Compete (Seller)	Filed herewith.

10.3	Covenant Not to Compete (Prior Employee)	Filed herewith.

10.4	Sales Agreement	Filed herewith.

10.5	Ground Lease Agreement	Filed herewith.

99.1	Press Release	Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on February 14, 2008 (File No. 001-32208).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

Date: February 3, 2009	By:	/s/ Courtney Cowgill
Courtney Cowgill
Chief Financial Officer